UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2008 (June 30, 2008)

ARC Wireless Solutions, Inc. (Exact name of registrant as specified in its charter)

Utah	000-18122	87-0454148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

10601 West 48th Avenue
Wheat Ridge, Colorado 80033-2285
(Address of principal executive offices)

303-421-4063
(Registrant’s Telephone Number)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)   On June 30, 2008, the Board of Directors (the "Board") of ARC Wireless Solutions, Inc. (the "Corporation") approved the amendment and restatement of the Corporation’s bylaws (the “Bylaws”) (i) to clarify the advance notice procedures that shareholders must follow beginning on January 1, 2009 in order to introduce business at shareholder meetings; (ii) to clarify the advance notice procedures that shareholders must meet beginning on January 1, 2009 in order to nominate candidates for election to the Board at shareholder meetings; (iii) to change the name of the Corporation listed in the Bylaws from the Corporation’s former name, “Antennas America, Inc.,” to its current name, “ARC Wireless Solutions, Inc.; (iv) to specify that, unless and until the Board makes a different determination, the number of directors of the Corporation at any time shall be the number of directors that the Board nominated for election at the most recently-held annual meeting of shareholders, increased by the number of directors, if any, that the Board appointed subsequent to the most recently-held annual meeting of shareholders and also increased by the number of directors, if any, whose term as a director did not expire at the most recently-held annual meeting of shareholders; (v) to specify that twenty minutes will be the maximum aggregate amount of time for presentation and discussion of any proposal or other item to be considered at a shareholder meeting unless otherwise extended at the direction of the chairman of the board or other person presiding at the meeting; and (vi) to make other clerical revisions to the Bylaws.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which attached hereto as Exhibit 3.2

ITEM 9.01.      Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number		Exhibit Title
3.2		Amended and Restated Bylaws of ARC Wireless Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC WIRELESS SOLUTIONS, INC.

Date: July 7, 2008	By: /s/ Monty R. Lamirato
Monty R. Lamirato
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.2	Amended and Restated Bylaws of ARC Wireless Solutions, Inc.